UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2009

NATIONAL PROPERTY INVESTORS III

(Exact name of Registrant as specified in its charter)

California	0-9567	13-2974428
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or	File Number)	Identification Number)
organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Partnership announces that effective March 1, 2009 Martha L. Long ceased to be employed with Apartment Investment and Management Company (“Aimco”), and she will no longer serve as a Director and Senior Vice President of the Managing General Partner of the Partnership.  To fill the vacancy on the Board of Directors created by Ms. Long’s departure, the sole stockholder of the Managing General Partner has elected Steven D. Cordes.  Mr. Cordes joined the Board of Directors of the Managing General Partner effective March 2, 2009.  Mr. Cordes, 37, currently serves as a Senior Vice President of the Managing General Partner and Aimco.  Mr. Cordes was appointed Senior Vice President - Structured Equity in May 2007.  Mr. Cordes joined Aimco in 2001 as a Vice President of Capital Markets with responsibility for Aimco's joint ventures and equity capital markets activity.  Prior to joining Aimco, Mr. Cordes was a manager in the financial consulting practice of PricewaterhouseCoopers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PROPERTY INVESTORS III

By:  NPI Equity Investments, Inc.

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: March 5, 2009